Exhibit 99.1

4th Quarter and Fiscal Year 2014 Earnings Call July 29, 2014

2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2013, 10Qs for the quarters ended September 30, 2013, December 31, 2013 and March 31, 2014, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, profitability, cost savings, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading, Latrobe and Athens for which there may be limited alternatives if there are significant equipment failures or catastrophic event; and (14) Carpenter’s future success depends on the continued service and availability of key personnel, including members of the executive management team, management, metallurgists and other skilled personnel and the loss of these key personnel could affect Carpenter’s ability to perform until suitable replacements are found. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. Cautionary Statement

4th Quarter & Fiscal Year 2014 Summary Bill Wulfsohn President and Chief Executive Officer 3

Specialty Alloys Operations (SAO) operating income up sequentially Sales up 5% vs. Q3-14 Disciplined cost control Performance Engineered Products (PEP) operating income up 37% vs. Q4-13 Backlog growing with improving mix EBITDA margins improved to 22% Positive free cash flow of $35 million 4th Quarter Summary 4

Executed strongly in a challenging market environment SAO Grew pounds sold by 7% Improved manufacturing performance Increased Latrobe efficiencies Implemented price increases PEP drove initiatives which improved financial trajectory Completed important growth enabling initiatives Constructed Athens facility - now shipping commercial product Completed superalloy powder agreement with Pratt & Whitney Added titanium fastener wire line capacity at Dynamet Installed equipment in new production facility in China Negotiated multiple customer long term agreements Fiscal Year 2014 Summary 5

Q4 FY14 End Market Highlights

		Q4-14 Net Sales ex. Sur ($M)*		vs. Q4-13	vs. Q3-14	Comments
	Aerospace & Defense	212.2	43%	-7%	+5%	• Overall revenue declined year-over-year (YOY) due to continued demand weakness for engine and defense materials • Titanium fastener revenue was up 6% YOY • Demand was stable for nickel fasteners and structural components
	Energy	73.4	15%	-10%	+1%	• YOY revenue decline driven by a highly variable power generation segment and softer demand for oil & gas completion materials • The directional rig count grew 9% versus same quarter last year • Amega West posted solid revenue growth in both manufacturing and rentals versus the prior year
	Medical	28.0	6%	+6%	-1%	YOY volume and revenue growth was driven by: • Improving demand for orthopedic and surgical devices • A resumption of more normalized buying patterns by OEMs as inventories have stabilized • Increased distributor demand for titanium materials
	Transpor-tation	33.5	7%	+20%	+10%	• North America vehicle sales expected to remain at high levels • Richer mix due to improved position in higher value internal engine components • Carpenter results continue to benefit from a strong demand for materials used in the next generation of fuel delivery systems
	Industrial & Consumer	107.1	22%	+10%	+9%	Demand for Carpenter materials continues to be strong in: • Plant and equipment applications • Bridge infrastructure projects • Semiconductor applications

*Excludes sales through Carpenter's Distribution businesses

Revenues ex. surcharge up 5% on 4% higher volumes sequentially

© 2014 CRS Holdings, Inc. All rights reserved

CARPENTER®

6

Tony Thene Senior Vice President and Chief Financial Officer 7 4th Quarter FY14 Financial Overview

Q4 Net income of $38.1 million or $0.71 per share Sales, excluding surcharge, of $488.9 million. Aerospace and Energy comprised 58% of sales Operating margins (ex pension EID) up 140 basis points sequentially from Q3 Cash Flow from Operations of $95.5 million and positive Free Cash Flow of $34.9 million Capital expenditures decreased 46% sequentially to $51.0 million $612 million of total liquidity $120 million of cash $492 million of available revolving credit facility 8 4th Quarter FY14 Financial Overview

Income Statement Summary Higher volume and similar operating margin sequentially 9 * Detailed schedule included in Non-GAAP Schedules in Appendix ** Q3-14 includes approximately $8 million of weather related expense $ Millions, except pounds and per-share amounts Q4-13 Q3-14** Q4-14 Sequential Change Pounds ('000) 75,360 77,580 80,538 2,958 Net Sales 611.8 566.3 604.6 38.3 Sales ex. Surcharge * 496.6 467.2 488.9 21.7 Gross Profit 120.5 94.5 105.6 11.1 % of Sales ex. Surcharge 24.3% 20.2% 21.6% 1.4% pts. Selling, General and Administrative Expenses 55.1 45.0 46.4 1.4 % of Sales ex. Surcharge 11.1% 9.6% 9.5% -0.1% pts. Operating Income 65.4 49.5 59.2 9.7 % of Sales ex. Surcharge 13.2% 10.6% 12.1% 1.5% pts. Operating Income ex. Pension EID * 73.3 55.5 65.2 9.7 % of Sales ex. Surcharge 14.8% 11.9% 13.3% 1.4% pts. Effective Tax Rate 30.7% 33.8% 29.7% -4.1% Net Income 40.9 30.6 38.1 7.5 Diluted Earnings Per Share $0.77 $0.57 $0.71 $0.14

10 Free Cash Flow Summary The clerical accuracy of certain amounts may be impacted due to rounding. Positive FCF in Q4 due to strong cash from operations and reduced Athens spend $ Millions FY13 Q1 Q2 Q3 Q4 FY14 Net Income + Non-cash Items 331 76 69 76 73 294 Inventory (15) (47) (12) (1) 23 (37) Other working capital 18 12 (32) 8 1 (11) Total Net Working Capital 3 (35) (44) 7 24 (48) Pension Plan Contributions - Required (70) (1) (2) (2) (1) (6) Net Cash from Operating Activities 264 40 23 81 96 240 Before Discretionary Pension Plan Contributions Pension Plan Contribution - Discretionary (75) 0 0 0 0 0 Net Cash from Operating Activities 189 40 23 81 96 240 Purchases of property, equipment and software - Other (114) (23) (19) (20) (19) (81) Purchases of property, equipment and software - Athens (196) (67) (95) (74) (32) (268) Dividends paid (38) (9) (10) (9) (10) (38) Other 0 (1) 1 0 0 (1) Free Cash Flow (FCF) (159) (60) (100) (22) 35 (148)

11 Key Metrics for FY15 $ Millions FY14 FY15 Depreciation and Amortization 112 124 Interest Expense, net 17 30 Net Pension Expense 60 46 Effective Tax Rate 32.4% 34.5% Pension Contributions 6 16 Capital Expenditures 349 160-175

SAO Business Update Andy Ziolkowski Senior Vice President Commercial, Specialty Alloys Operations 12

Q4 Operating Results Q4 Business Highlights Q1-15 Outlook Volume was up in all end-markets vs. Q3-14 with a similar sales mix Overall weaker sales mix relative to Q4-13 Adjusting for Q3-14 weather impacts, operating margin was flat Over 1,000 tons of saleable material processed at Athens in Q4-14 Backlog up 11% and 32% relative to Q3-14 and Q4-13, respectively Volume expected to be up YOY but lower than Q4-14 due to normal seasonality Sales mix trending similar to Q4-14 Continuing customer qualifications at Athens facility SAO Segment Summary 13 SAO Segment Q4-14 Results and Q1-15 Outlook Q4-13 Q3-14 Q4-14 vs LY vs Q3 Pounds ('000) 72,191 74,836 77,932 5,741 3,096 Sales ex. Surcharge ($M) 377.8 351.4 369.1 (8.7) 17.7 Op Inc ex. EID ($M) 80.4 51.6 63.0 (17.4) 11.4 % of Sales ex. Surcharge 21.3% 14.7% 17.1% -4.2% 2.4%

PEP Business Update Gary Heasley Senior Vice President Performance Engineered Products 14

Q4 Operating Results Q4 Business Highlights Q1 -15 Outlook Sales, ex. surcharge, up 4% from a year ago Strong demand for titanium fastener material Solid growth in oil and gas Flat distribution sales Operating income, ex. EID up 37% from year ago Higher production levels Better product mix Lower operating costs Started up new titanium wire finishing line Sales across all businesses expected to be higher than year ago - Aerospace demand to remain relatively strong; some indications that volume could be down sequentially - Oil and gas activity expected to remain strong Challenging mix in Q1 Commence installation of an additional titanium wire finishing line PEP Segment Summary 15 PEP Segment Q4-14 Results and Q1-15 Outlook Q4-13 Q3-14 Q4-14 vs LY vs Q3 Pounds ('000) 3,502 3,108 3,790 288 682 Sales ex. Surcharge ($M) 131.4 129.8 136.0 4.6 6.2 Op Inc ex. EID ($M) 8.9 13.1 12.2 3.3 (0.9) % of Sales ex. Surcharge 6.8% 10.1% 9.0% 2.2% -1.1%

Forward Outlook Bill Wulfsohn President and Chief Executive Officer 16

17 Growth Enablers Athens Operations Dynamet Titanium Wire Capacity Produced 1,000 saleable tons in Q4-14 primarily for Aerospace and Energy markets Production costs/ton to reduce over the year Facility will support growing demand from legacy customers and open up opportunities in new markets Internal and customer qualifications progressing well Steady increases in customer demand for titanium fastener material In response, Dynamet has invested in capacity expansions Upgraded turning line in PA last July Opened 2 additional wire production lines in FL Funded 3rd line to open by end of year Combined impact is 50% increase in overall titanium wire capacity

Closing Comments 18 FY14 Highlights Challenging year with soft demand for Aerospace and Energy products SAO increased sales volume by 7% and improved manufacturing performance PEP changed trajectory toward improved profitability Q1 and FY15 Outlook Key positive indicators: Backlog increasing with improved mix Lead times extending FY15 Outlook Q1-Normal seasonality with similar mix as Q4 Backlog indicates improving sales mix beginning in Q2-15 Athens approvals will lead to increased volume and reduced variable production costs Expect EBITDA performance: Q1: challenging to exceed prior year To significantly improve YOY in the 2nd half of fiscal year 2015 To drive positive free cash flow for full year

Appendix of Non-GAAP Schedules 19

20 Preliminary Non-GAAP Unaudited Schedules (in millions) OPERATING MARGIN EXCLUDING SURCHARGE AND Three Months Ended Year Ended PENSION EARNINGS, INTEREST AND DEFERRALS March 31, June 30, 2014 2013 2014 2014 2013 Net sales 604.6 $ 611.8 $ 566.3 $ 2,173.0 $ 2,271.7 $ Less: surcharge revenue 115.7 115.2 99.1 390.2 432.4 Consolidated net sales excluding surcharge 488.9 $ 496.6 $ 467.2 $ 1,782.8 $ 1,839.3 $ Operating income 59.2 $ 65.4 $ 49.5 $ 212.0 $ 232.7 $ Pension earnings, interest & deferrals 6.0 7.9 6.0 21.8 31.9 Operating income excluding pension earnings, interest and deferrals 65.2 $ 73.3 $ 55.5 $ 233.8 $ 264.6 $ Operating margin excluding surcharge and pension earnings, interest and deferrals 13.3% 14.8% 11.9% 13.1% 14.4% June 30, Management believes that removing the impacts of raw material surcharges from operating margin provides a more consistent basis for comparing results of operations from period to period. Management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

21 Preliminary Non-GAAP Unaudited Schedules (in millions) Three Months Ended Year End June 30, FREE CASH FLOW 2014 2013 2014 2013 Net cash provided from operating activities 95.5 $ 179.2 $ 239.6 $ 188.5 $ Purchases of property, equipment and software (51.0) (109.1) (349.2) (310.2) Proceeds from disposals of property and equipment - 0.8 0.3 1.2 Purchase of subsidiary shares from noncontrolling interest - - - (8.4) Proceeds from sale of equity method investment - - - 7.9 Dividends paid (9.6) (9.6) (38.5) (38.3) Free cash flow 34.9 $ 61.3 $ (147.8) $ (159.3) $ Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. June 30,

22 Preliminary Non-GAAP Unaudited Schedules (in millions) Year End June 30, March 31, June 30, ADJUSTED EARNINGS BEFORE INTEREST, TAXES, 2014 2013 2014 2014 2013 DEPRECIATION AND AMORTIZATION (EBITDA) Net income 38.1 $ 40.9 $ 30.6 $ 132.8 $ 146.5 $ Interest expense 6.2 6.3 2.7 17.0 21.0 Income tax expense 16.1 18.1 15.6 63.6 70.3 Depreciation and amortization 31.0 27.0 27.5 111.9 104.1 Other (income) expense, net (1.2) 0.1 0.6 (1.4) (5.1) EBITDA 90.2 $ 92.4 $ 77.0 $ 323.9 $ 336.8 $ Net pension expense 15.0 17.1 15.0 57.9 68.8 Adjusted EBITDA 105.2 $ 109.5 $ 92.0 $ 381.8 $ 405.6 $ Three Months Ended Management believes that earnings before interest, taxes, depreciation and amortization adjusted to exclude net pension expense is helpful in analyzing the operating performance of the Company.